Exhibit (h)(32)

FIRST AMENDMENT
TO

RULE 12D1-4 FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment, dated as of April 5, 2022, amends the Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”), dated January 19, 2022, between each Registrant (as defined in the Agreement), on behalf of each portfolio series of each such Registrant listed on Schedule A or Schedule B of the Agreement.

W I T N E S S E T H

WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of April 5, 2022.

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A is hereby deleted and replaced with the Schedule A hereto.

2.	Capitalized terms used in this amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have executed this amendment to be effective as of the day and year first above written.

EACH ACQUIRING FUND REGISTRANT LISTED ON SCHEDULE A HERETO, ON BEHALF OF ITS APPLICABLE SERIES

By:	/s/ Micheline S. Faver

Name:	Micheline S. Faver

Title:	Senior Vice President

EACH ACQUIRED FUND REGISTRANT LISTED ON SCHEDULE B OF THE AGREEMENT, ON BEHALF OF ITS APPLICABLE SERIES

By:	/s/ Rachael Zufall

Name:	Rachael Zufall

Title:	Assistant Secretary
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SCHEDULE A: Acquiring Funds
(Amended as of April 5, 2022)

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Equity Trust

Voya Global Multi-Asset Fund

Voya Mutual Funds

Voya Global Diversified Payment Fund Voya Global Perspectives Fund

Voya Intermediate Bond Portfolio

Voya Intermediate Bond Portfolio

Voya Investors Trust

Voya Balanced Income Portfolio

Voya Global Perspectives Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution Income Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution Aggressive Portfolio

A-1

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

Voya Separate Portfolios Trust

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

A-2